Exhibit 10.17

PROMISSORY NOTE

$50,000.00	January 25, 2015

FOR VALUE RECEIVED, the undersigned, Lipella Pharmaceuticals Inc. (the “Borrower”), promises to pay to the order of Michael Chancellor (the “Lender”), the principal sum of Fifty Thousand Dollars and Zero Cents ($50,000.00), with interest thereon at the rate of eight and three quarters percent (8.75%) per annum, said principal and all accrued interest thereon being payable in full, without notice or demand, on January 24, 2025.

The Borrower reserves the right of prepaying all or a portion of the principal balance hereof, but only in conjunction with payment of all accrued interest (calculated on a daily basis) on the amount prepaid through the date of such prepayment, at any time without penalty. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Lender without set-off, counterclaim and free and clear of deductions of any kind.

All persons now or hereafter liable for the principal amount due on this Note or any part hereof do expressly waive presentment for payment, notice of dishonor, protest and notice of protest and agree that the time for the payment of this Note may be extended without releasing or otherwise affecting their liability on this Note, or any other security agreements or guarantees, if any, securing this Note.

This Note was signed at Pittsburgh, Pennsylvania and shall be construed in accordance with and governed by the provisions of the laws of the Commonwealth of Pennsylvania. Any failure of the Lender or the legal holder hereof to exercise any option herein provided upon default shall not constitute a waiver of the right to exercise such option in the event of any continuing or subsequent default. The Borrower hereby agrees that the maturity of all or any part of the indebtedness evidenced hereby may be postponed or extended without prejudice to its liability on this Note.

This Note will be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the prior written consent of Lender.

If any provision of this Note is illegal, or hereafter rendered illegal, or is for any other reason void, voidable or otherwise unenforceable or invalid, or hereafter rendered void, voidable or otherwise unenforceable or invalid, the remainder of this Note shall not be affected thereby but shall be construed as if it does not contain such provision.

IN WITNESS WHEREOF, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Borrower has executed and delivered this Note as of the date first above written.

LIPELLA PHARMACEUTICALS INC.

/s/ Jonathan Kaufman
By: Jonathan Kaufman
Title: President